ROBERT B. SCHULTZ
SCHULTZ AND ASSOCIATES 9710 W. 82nd Ave. Arvada, CO 80005	Attorney at law Licensed to Practice in CO, NY and CA	Tel. (303) 456 5565 Fax (303) 456 5575 rbschultz@comcast.net

August 20, 2007

Mr. Cory Gelmon, Chairman of the Board and Chief Executive Officer
Banyan Corporation
Suite 207, 5005 Elbow Drive S.W.
Calgary, Alberta, Canada T2S 2T6

Re:     Second Amendment to Legal Service Agreement

Dear Mr. Gelmon:

          You asked me to provide legal consulting services to Banyan Corporation (“your” or the “Company“) in connection with certain litigation matters, in particular Yost et al. v. Banyan Corporation, in Denver, Colorado District Court subject to the terms of our legal service agreement dated November 30, 2007. After the date we entered into the agreement, you asked me to represent you in connection with other litigation matters. To avoid misunderstandings, I prepared this summary of the amendment of our agreement for your approval.

          As of the date hereof, I hold for in trust for the benefit of the Company 8,275,556 (old) shares of its Common Stock, no par value. Upon signing of this agreement, a fee of 4,000,000 shares (the “Additional Shares” after the anticipated 1:100 split), having an anticipated resale price of $0.01 per share, shall become due and payable. This fee includes a reasonable retainer for services to be rendered. The Company shall file promptly a Registration Statement on Form S-8 with the United States Securities Exchange Commission to cover the resale of the Additional Shares to the public. Promptly after the effective date of said registration statement, the Additional Shares will be delivered without restrictive legend as designated. The Company will bear the costs of the registration and issuance of the Additional Shares.

          All other terms of our legal service agreement dated November 30, 2006 shall remain in force and are not effected by this amendment.

Mr. Cory Gelmon
Banyan Corporation
August 20, 2007

          I appreciate your confidence and look forward to working with you. If the foregoing correctly sets forth our understanding, please sign and return the enclosed copy of this letter.

Very truly yours,

/s/ Robert Schultz
Robert B. Schultz, Esq.

          Agreed to and accepted this 20th day of August 2007.

BANYAN CORPORATION

/s/ Cory Gelmon
Cory Gelmon, President and Chief Executive Officer